UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2025

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Casper Street

Danbury, Connecticut 06810

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (818) 661-5000

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MNKD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) by MannKind Corporation, a Delaware corporation (the “Company”) on August 25, 2025, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 24, 2025, with Seacoast Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Purchaser”), and scPharmaceuticals Inc., a Delaware corporation (“scPharma”). Pursuant to the Merger Agreement, on September 8, 2025, the Company, through Purchaser, commenced a tender offer to purchase all the outstanding shares of scPharma’s common stock, par value $0.0001 per share (the “scPharma Shares”), at a price per share of (i) $5.35 in cash (the “Cash Amount”), without interest, subject to any applicable withholding taxes and (ii) one non-tradable contingent value right (each, a “CVR”) per scPharma Share, which represents the right to receive certain contingent payments of up to an aggregate amount of $1.00 per CVR in cash, without interest, subject to any applicable withholding taxes, upon the achievement of certain regulatory and net sales milestones on or prior to the applicable milestone outside dates in accordance with the terms and conditions set forth in the Contingent Value Rights Agreement (the “CVR Agreement”), entered into with Broadridge Corporate Issuer Solutions, LLC, a Pennsylvania limited liability company (the “Rights Agent”) (the Cash Amount plus the CVR, collectively, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 8, 2025 (together with any amendments or supplements thereto, the “Offer to Purchase”), in the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) and the related Notice of Guaranteed Delivery (together with any amendments or supplements thereto, the “Notice of Guaranteed Delivery” and, the Offer to Purchase, the Letter of Transmittal and the Notice of Guaranteed Delivery, collectively, the “Offer”). The Offer to Purchase, the Letter of Transmittal and Notice of Guaranteed Delivery were filed as Exhibits (a)(1)(i), (a)(1)(ii) and (a)(1)(iii), respectively, to the Tender Offer Statement on Schedule TO originally filed with the SEC by Purchaser and the Company on September 8, 2025.

Item 1.01	Entry into a Material Definitive Agreement.

Contingent Value Rights Agreement

Pursuant to the Merger Agreement, on October 7, 2025, the Company and the Rights Agent entered into the Contingent Value Rights Agreement (the “CVR Agreement”) governing the terms of the CVRs issued pursuant to the Offer and the Merger (as defined below). The Rights Agent will maintain an up-to-date register of the holders of CVRs (the “Holders”). Holders will not be permitted to transfer the CVRs (subject to certain limited exceptions as set forth in the CVR Agreement).

Each CVR represents the right to receive the following contingent cash payments, without interest, subject to any applicable withholding taxes (each, a “Milestone Payment”), conditioned upon the achievement of the following milestone conditions within the following specified time periods:

(i)

Milestone 1 — Receipt of U.S. Food and Drug Administration (“FDA”) approval of a drug-device combination product comprising SCP-111 delivered either in an autoinjector or scPharma’s device supplier-developed Self-Dose injection delivery system (such product, an “Injection Product” and, such milestone, “Milestone 1”) with (a) $0.75 per CVR if Milestone 1 is achieved by September 30, 2026, (b) $0.50 per CVR if Milestone 1 is achieved by December 31, 2026 and (c) $0.25 per CVR if Milestone 1 is achieved by June 30, 2027 (the “Milestone 1 Outside Date”). Milestone 1 will not be achieved if FDA approval occurs after the Milestone 1 Outside Date; and

(ii)

Milestone 2 — Achievement in any trailing consecutive 12-month period ending prior to and including December 31, 2026 (the “Milestone 2 Outside Date” and, together with the Milestone 1 Outside Date, the “Milestone Outside Dates”) of at least $110.0 million of worldwide net sales of all Injection Products and FUROSCIX® Infusors (collectively, the “Products”) in such 12-month period

(“Milestone 2” and, together with Milestone 1, the “Milestones”) with (a) $0.25 per CVR upon the achievement of $120.0 million of worldwide net sales in such period and (b) between $0.10 and $0.25 per CVR if, as of December 31, 2026, the highest worldwide net sales in any trailing 12-month period were between $110.0 million and $120.0 million, which payment will be calculated on a straight-line basis such that the payment per CVR increases proportionally as worldwide net sales increase from $110.0 million to $120.0 million. Milestone 2 will not be achieved if trailing worldwide net sales are less than $110 million during this period.

With respect to each Milestone, until the earlier of the date on which such Milestone has been achieved and the applicable Milestone Outside Date, as applicable, the Company (directly or through its assignees or their respective affiliates or certain sublicensees of any of the foregoing) is obligated to use certain specified commercially reasonable efforts to achieve such Milestone. There can be no assurance that either Milestone 1 or Milestone 2 will be achieved on or before the applicable Milestone Outside Date or that any Milestone Payments will be made.

The foregoing description of the CVR Agreement is not complete and is qualified in its entirety by reference to the CVR Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and Items 1.01 and 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

The Offer and related withdrawal rights expired as scheduled at one minute after 11:59 p.m., Eastern time, on October 6, 2025 (such date and time, the “Expiration Date”). Purchaser was advised by Broadridge Corporate Issuer Solutions, LLC, the depositary for the Offer, that as of the Expiration Date, a total of 39,933,692 scPharma Shares (excluding any scPharma Shares tendered pursuant to guaranteed delivery procedures that had not yet been “received,” as such term is defined by Section 251(h) of the Delaware General Corporation Law (the “DGCL”)) had been validly tendered (and not validly withdrawn) pursuant to the Offer, representing approximately 73.47% of the issued and outstanding scPharma Shares as of the Expiration Date. In addition, Notices of Guaranteed Delivery had been delivered for 5,930,025 scPharma Shares, representing approximately 10.91% of the issued and outstanding scPharma Shares as of the Expiration Date. As of the Expiration Date, the number of scPharma Shares validly tendered and not validly withdrawn pursuant to the Offer satisfied the Minimum Condition (as defined in the Merger Agreement), and all other conditions to the Offer were satisfied. Promptly after the Expiration Date, Purchaser irrevocably accepted for payment all scPharma Shares validly tendered and not validly withdrawn pursuant to the Offer and payment of the Offer Price for such Shares was made promptly in accordance with the terms of the Offer and the Merger Agreement. The Company completed the acquisition of scPharma on October 7, 2025, by causing Purchaser to merge with and into scPharma (the “Merger”) pursuant to the Merger Agreement without any action by scPharma stockholders in accordance with Section 251(h) of the DGCL. At the effective time of the Merger (the “Effective Time”), Purchaser was merged with and into scPharma, the separate existence of Purchaser ceased and scPharma continued as a direct wholly owned subsidiary of the Company.

At the Effective Time, each scPharma Share issued and outstanding immediately prior to the Effective Time (other than scPharma Shares owned by scPharma, the Company or Purchaser or by any of their respective subsidiaries (or held in scPharma’s treasury), which were cancelled and ceased to exist, and no consideration was delivered in exchange therefor) was cancelled and ceased to exist, and (other than any Shares held by holders who were entitled to appraisal rights under Section 262 of the DGCL and who properly exercised and perfected such holder’s respective demands for appraisal and, as of the Effective Time, had not effectively withdrawn or lost such holder’s rights to such appraisal and payment under the DGCL), and was converted into the right to receive the Offer Price, without interest, subject to any applicable withholding of taxes.

In addition, pursuant to the terms of the Merger Agreement, effective as of immediately prior to the Effective Time, by virtue of the Merger, without any action on the part of scPharma, the Company or the holder thereof: (i) each option to purchase scPharma Shares (each, an “scPharma Option”) that was outstanding and unexercised as of immediately prior to the Effective Time and that did not have an exercise price per scPharma Share that is equal to or greater than the Cash Amount, whether or not then vested or exercisable, was canceled and converted into the right to receive (x) an amount in cash, without interest and subject to any applicable withholding taxes, equal to the product obtained by multiplying (A) the total number of scPharma Shares subject to such scPharma Option immediately prior to such cancellation by (B) the excess, if any, of (1) the Cash Amount over (2) the exercise price payable per scPharma Share underlying such scPharma Option and (y) one CVR in respect of each scPharma Share subject to such Company Option, and (ii) each restricted stock unit award with respect to scPharma Shares (each, an “scPharma RSU Award”) that was outstanding immediately prior to the Effective Time, whether or not then vested, fully vested and was canceled and converted into the right to receive (x) an amount in cash, without interest and subject to any applicable withholding taxes, equal to the product obtained by multiplying (A) the number of scPharma Shares subject to such scPharma RSU Award immediately prior to such cancellation, by (B) the Cash Amount and (y) one CVR in respect of each scPharma Share subject to such scPharma RSU Award. All amounts payable to current or former scPharma employees with respect to scPharma Options and scPharma RSU Awards will be paid as soon as reasonably practicable after the Effective Time (but no later than fifteen (15) days after the Effective Time) and will be subject to deduction for any required tax withholding.

All warrants to purchase scPharma Shares (“scPharma Warrants”) were exercised prior to the Effective Time, and the scPharma Shares underlying such exercised scPharma Warrants were treated in the same manner as each scPharma Share outstanding immediately prior to the Effective Time.

The aggregate cash paid by the Company and Purchaser in the Offer and the Merger at the Closing Date was approximately $296.5 million (the “Acquisition Price”), which was funded by the Company from its available cash on hand and net proceeds from borrowings under its Credit Agreement (as defined below). As described below in Item 2.03, the Company also funded the scPharma Debt Extinguishment (as defined below) totaling approximately $82.6 million.

The foregoing summary of the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on August 24, 2025, the Company entered into Amendment No. 1 to Loan Agreement and Security Agreement (the “Credit Agreement Amendment”) with Blackstone Alternative Credit Advisors LP, as Blackstone Representative (in such capacity, “Blackstone”), the lenders party thereto (the “Lenders”), the subsidiary guarantors party thereto, and Wilmington Trust, National Association, as administrative agent and collateral agent for the lenders (in such capacity, the “Agent”), which amended that certain Loan Agreement (the “Original Credit Agreement”, and the Original Credit Agreement as amended by the Credit Agreement Amendment, the “Credit Agreement” and, the credit facility provided for thereunder, the “Blackstone Credit Facility”), dated August 6, 2025, among the Company, Blackstone, the lenders party thereto from time to time, the subsidiary guarantors party thereto from time to time, and Agent. Pursuant to the Credit Agreement Amendment, among other things, the Lenders agreed to provide an additional $175.0 million incremental delayed draw term loan solely to finance a portion of the fees, premiums, expenses and other transaction costs incurred in connection with the transactions contemplated by the Merger Agreement (the “Transaction Funding”), subject to certain customary draw down conditions as set forth in the Credit Agreement Amendment. In addition, pursuant to the Credit Agreement Amendment, the Lenders agreed to limit the conditions precedent to the Company’s borrowing of up to $75.0 million of delayed draw term loans (out of the aggregate $125.0 million in delayed draw term loan commitments available under the Original Credit Agreement) to certain customary draw down conditions as set forth in the Credit Agreement Amendment to the extent such loans are used solely for the Transaction Funding.

As a condition to providing the Transaction Funding, upon the closing of the Merger, the Company was required to (i) repay and extinguish all outstanding indebtedness of scPharma under that certain Credit Agreement and Guaranty (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Perceptive Credit Agreement”), dated as of August 9, 2024, by and among scPharma, the guarantors from time to time party thereto, the lenders from time to time party thereto and Perceptive Credit Holdings IV, LP (“Perceptive”), in its capacity as administrative agent for the lenders and (ii) repurchase Perceptive’s rights to receive revenue payments pursuant to that certain Revenue Participation

Right Purchase and Sale Agreement (the “Existing Perceptive RIF Agreement”), dated as of August 9, 2024, by and between scPharma, as seller, and Perceptive, as buyer (such repayment, extinguishment and repurchase described in the preceding clauses (i) and (ii), the “scPharma Debt Extinguishment”), which scPharma Debt Extinguishment totaled an aggregate repayment and repurchase amount of approximately $82.6 million. Upon the scPharma Debt Extinguishment, each of the Existing Perceptive Credit Agreement and the Existing Perceptive RIF Agreement were terminated.

On October 7, 2025, the Company borrowed $250.0 million in delayed draw term loans to fund the Acquisition Price and the scPharma Debt Extinguishment.

The Blackstone Credit Facility will mature on August 6, 2030. The loans thereunder bear interest at a rate per annum equal to one, three or six month term SOFR (at the Company’s election), subject to a 2% floor, plus a margin of 4.75%. Interest is paid quarterly or, if the Company elects one-month SOFR, monthly. The interest rate margin increases to 5.00% at any time the Company’s ratio of indebtedness to adjusted EBITDA (measured on a trailing four quarter basis) is greater than or equal to 5.00:1.00 as of the most recent fiscal quarter for which the Company has delivered financial statements.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the six months ended June 30, 2025 and the year ended December 31, 2024 required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1*#	Agreement and Plan of Merger, dated August 24, 2025, by and among MannKind Corporation, Seacoast Merger Sub, Inc. and scPharmaceuticals Inc. (incorporated by reference to Exhibit 2.1 to MannKind Corporation’s Current Report on Form 8-K (File No. 000-50865), filed with the SEC on August 25, 2025).

10.1**	Contingent Value Rights Agreement, dated as of October 7, 2025, by and between MannKind Corporation and Broadridge Corporate Issuer Solutions, LLC.

10.2*	Amendment No.1 to the Loan Agreement, dated August 24, 2025, among MannKind Corporation, certain subsidiaries of MannKind Corporation, Wilmington Trust, National Association, Blackstone Alternative Credit Advisors LP and the lenders from time to time party thereto (incorporated by reference to Exhibit 10.2 to MannKind Corporation’s Current Report on Form 8-K (file No. 000-50865), filed with the SEC on August 25, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Previously filed.
**	Filed herewith.
#

Certain annexes, exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2025

MANNKIND CORPORATION

By:	/s/ Michael E. Castagna
Michael E. Castagna Chief Executive Officer